                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            SEL-LEB MARKETING, INC.
            ------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)      Title of each class of securities to which transaction applies:

                                      N/A

    (2)      Aggregate number of securities to which transaction applies:

                                      N/A

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                      N/A

    (4)      Proposed maximum aggregate value of transaction:

                                      N/A

    (5)      Total fee paid:

                                      N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)      Amount Previously Paid:

                                      N/A

    (2)      Form, Schedule or Registration Statement No.:

                                      N/A

    (3)      Filing Party:

                                      N/A

    (4)      Date Filed:

                                      N/A

PRELIMINARY PROXY STATEMENT

                    S E L - L E B  M A R K E T I N G, I N C.

                               495 River Street
                          Paterson, New Jersey 07524
                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 May 27, 1998
                             ---------------------

To the Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Sel-Leb Marketing, Inc. (the "Company") will be held on May 27, 1998 at 10:00 a.m. (local time) at the Company's principal executive offices located at 495 River Street, Paterson, New Jersey 07524, for the following purposes:

         1. To elect nine members to the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

         2. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation in order to effect a reverse stock split of the Company's Common Stock, par value $.01 per share, of not greater than one-for-eight;

         3. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation in order to authorize the issuance of up to 10,000,000 shares of Preferred Stock, par value $.01 per share, to be issued from time to time in such amounts and designations as may be authorized by the Board of Directors; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed April 14, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

         A copy of the Company's Annual Report for the fiscal year ended December 31, 1997 is enclosed herewith.

         You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.



                       By Order of the Board of Directors,

                                         Jorge Lazaro
                                         Secretary

Dated:    Paterson, New Jersey
          April     , 1998


--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT.

         THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

--------------------------------------------------------------------------------

                    S E L - L E B  M A R K E T I N G, I N C.

                               495 River Street
                          Paterson, New Jersey 07524

                            ---------------------
                         P R O X Y  S T A T E M E N T
                            ---------------------

         The enclosed proxy is solicited on behalf of the Board of Directors of Sel-Leb Marketing, Inc. (the "Company") pursuant to this proxy statement (to be mailed on or about April , 1998) for use at the Annual Meeting of Shareholders to be held at the time and place shown in the attached notice of annual meeting and at any adjournment or postponement thereof (the "Annual Meeting"). Shares represented by properly executed proxies, if returned in time, will be voted at the Annual Meeting as specified or, if not otherwise specified, in favor of the election as directors of the nominees named herein, in favor of the proposal to amend the Certificate of Incorporation in order to effect a reverse stock split and in favor of the proposal to amend the Certificate of Incorporation in order to authorize the issuance of up to ten million (10,000,000) shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), to be issued from time to time in such amounts and designations as may be authorized by the Board of Directors. Such proxies are revocable at any time before they are exercised by written notice to the Secretary of the Company or by your requesting the return of the proxy at the Annual Meeting. Any later dated proxies will revoke proxies submitted earlier.

                                  RECORD DATE

         The record date for the determination of holders of common stock, par value $0.01 per share, of the Company ("Common Stock") who are entitled to notice of and to vote at the Annual Meeting is April 14, 1998 (the "Record Date").

                               VOTING SECURITIES

         As of the Record Date, 8,712,727 shares of Common Stock of the Company were outstanding. Holders of record of Common Stock as of the Record Date will be entitled to one vote for each share held. A majority of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner as to how to vote the shares.

         With respect to the matters to come before the shareholders at the Annual Meeting, (i) the election of directors (Proposal No. 1) shall be determined by a plurality of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote and (ii) the proposal to approve and adopt an amendment to the Company's Certificate of Incorporation to effect a reverse stock split (Proposal No. 2) and the proposal to approve and adopt an amendment to the Company's Certificate of Incorporation authorizing the issuance of up to ten million (10,000,000) shares of Preferred Stock (Proposal No. 3) shall each be determined by the affirmative vote of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee, shares present by proxy where the shareholder properly withholds authority to vote for such nominee, and broker non-votes will not be counted towards such nominee's achievement of a plurality. With respect to Proposals Nos. 2 and 3, shares with respect to which a shareholder abstains from voting or directs his proxy to abstain from voting and shares represented by broker non-votes will have the same effect as votes against the matter since they are not affirmative votes for the matter.

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

         The following table sets forth, as of the Record Date, the beneficial ownership of shares of Common Stock by (i) each person who is known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, each nominee for election as a director of the Company and each executive officer of the Company listed in the Summary Compensation Table and (iii) all of the Company's officers and directors as a group:


                                                   Amount and Nature of
Name and Address of Beneficial Owner(1)           Beneficial Ownership(2)             Percent owned
---------------------------------------           -----------------------             -------------

Harold Markowitz                                       1,480,250(3)                       17.0%

Paul Sharp                                             1,480,750(4)                       17.0%

Jorge Lazaro                                           1,480,250(5)                       17.0%

Jan Mirsky                                               804,939(6)                        8.5%

Jack Koegel                                              238,250(7)                        2.7%

Stanley R. Goodman                                        25,000(8)                          *

Edward C. Ross                                            10,000(9)                          *

L. Douglas Bailey                                         15,000(10)                         *

Carl A. Bellini                                            6,250(11)                         *


All officers and directors                             5,530,689(3-11)                    56.5%
  as a group (9 persons)

----------------------
*     Less than 1%

(1) The address for each such person is c/o Sel-Leb Marketing, Inc., 495 River Street, Paterson, New Jersey 07524.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Proxy Statement have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes 11,250 shares of Common Stock issuable upon exercise of options granted to Mr. Markowitz under the Stock Option Plan. Does not include 11,250 shares of Common Stock issuable upon exercise of options granted to Mr. Markowitz under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

(4) Includes 11,250 shares of Common Stock issuable upon exercise of options granted to Mr. Sharp under the Stock Option Plan. Does not include 11,250 shares of Common Stock issuable upon exercise of options granted to Mr. Sharp under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

(5) Includes 11,250 shares of Common Stock issuable upon exercise of options granted to Mr. Lazaro under the Stock Option Plan. Does not include 11,250 shares of Common Stock issuable upon exercise of options granted to Mr. Lazaro under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

(6) Includes (i) 381,689 shares of Common Stock issuable upon exercise of a warrant granted to Mr. Mirsky by the Company and (ii) 366,250 shares of Common Stock issuable upon exercise of options granted to Mr. Mirsky under the Stock Option Plan. Does not include 127,750 shares of Common Stock issuable upon exercise of options granted to Mr. Mirsky under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

(7) Includes 233,250 shares of Common Stock issuable upon the exercise of options granted to Mr. Koegel under the Stock Option Plan. Does not include 93,750 shares of Common Stock issuable upon exercise of options granted to Mr. Koegel under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

(8) Includes 25,000 shares of Common Stock issuable upon exercise of options granted to Mr. Goodman under the Company's 1995 Nonemployee Directors' Stock Option Plan (the "Nonemployee Directors' Plan").

(9) Includes 10,000 shares of Common Stock issuable upon exercise of options granted to Mr. Ross under the Nonemployee Directors' Plan.

(10) Includes 15,000 shares of Common Stock issuable upon exercise of options granted to Mr. Bailey under the Nonemployee Directors' Plan.

(11) Includes 5,000 shares of Common Stock issuable upon exercise of options granted to Mr. Bellini under the Nonemployee Directors' Plan and 1,250 shares of Common Stock issuable upon exercise of options granted to Mr. Bellini under the Stock Option Plan. Does not include 3,750 shares of Common Stock issuable upon exercise of options granted to Mr. Bellini under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

                  The Board of Directors has nominated the nine individuals whose names are set forth below for election to the Board of Directors, each to hold office until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below, all of whom are now directors of the Company. In the event that any of such nominees for election at the Annual Meeting should become unavailable for election for any reason not presently known, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the number of directors. The directors are to be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.

Recommendation of Board of Directors

         The Board of Directors recommends a vote FOR election of the nominees identified below as directors of the Company.

Information Regarding Nominees

         The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee for election as a director of the Company (i) his name and age, (ii) his principal position with the Company, (iii) his principal occupation or employment, if different, and (iv) the month and year in which he began to serve as a director.



                                                    Principal Occupation
Name and Age                                           or Employment                            Director Since
------------                                           -------------                            --------------

Harold Markowitz (57)                   Chairman of the Board of the Company                    September 1993

Paul Sharp (48)                         President and Chief Executive Officer of                December 1994
                                        the Company

Jan S. Mirsky (57)                      Executive Vice President - Finance of the               December 1994
                                        Company

Jorge Lazaro (49)                       Executive Vice President and Secretary of               September 1993
                                        the Company

Jack Koegel (46)                        Vice Chairman of the Board and Chief                    December 1994
                                        Operating Officer of the Company

Stanley R. Goodman (68)                 Partner, Goodman & Saperstein (law firm)                December 1994



                                                    Principal Occupation
Name and Age                                           or Employment                            Director Since
------------                                           -------------                            --------------

Edward C. Ross (54)                     Partner, Finkle, Ross & Rost (accounting                 December 1994
                                        firm)

L. Douglas Bailey (56)                  President, Bailey & Associates, Inc.                      March 1996
                                        (consulting firm); President and Chief
                                        Executive Officer, Precision Fixtures and
                                        Graphics (manufacturing company)

Carl A. Bellini (64)                    Executive Vice President and Chief                         May 1997
                                        Operating Officer, Revco D.S. Inc. (retail
                                        drugstore chain)




Biographical Information Regarding Directors

         Harold Markowitz, a co-founder of the Company, has been Chairman of the Board of the Company since December 1994. Prior to such time, he served as President and a director of the Company from its inception in September 1993 to December 1994. Mr. Markowitz was also a co-founder of Linette Cosmetics, Inc. ("Linette Cosmetics") and served as a director of Linette Cosmetics from its inception in 1985 until the May 1995 merger of Linette Cosmetics with and into the Company (the "Linette Merger"). In 1986, Mr. Markowitz co-founded Beauty Labs, Inc. ("Beauty Labs"), a publicly-held company which marketed cosmetics and other accessories to mass merchandisers, and served as the Chairman of the Board and a director of Beauty Labs from 1987 to 1991. Since 1979, Mr. Markowitz has served as a director and President and, together with his wife, as sole shareholders, of Sela Sales Ltd., a trading company founded by Mr. Markowitz which engaged in secondary sourcing of merchandise for distribution into major retail outlets until it ceased conducting such operations in November 1988.

         Paul Sharp has served as Chief Executive Officer of the Company since May 1995 and as President and a director of the Company since December 1994. Mr. Sharp also served as Secretary and Treasurer and a director of Linette Cosmetics from 1990 to December 1994. From 1987 to 1989, Mr. Sharp served as Corporate Vice President of Zayre Corporation, a mass merchandising retailer, where he was responsible for the fragrance, cosmetic and health and beauty product lines. Prior to 1987, Mr. Sharp served in various other capacities at Zayre Corporation and on the Retail Advisory Board of The Gillette Company, a manufacturer of personal care products, and was engaged as a retail marketing consultant for Smith-Kline Beecham Company, a manufacturer of health and beauty aids and pharmaceuticals.

         Jan Mirsky has served as Executive Vice President-Finance of the Company since January 1995 and as a director of the Company since December 1994 and, from January 1995 to June 1997 served as the Chief Operating Officer of the Company. In addition, he acted as a marketing consultant to the Company from January 1994 to January 1995, at which time he became an employee of the Company. From 1991 to January 1995, Mr. Mirsky was engaged as an independent management, marketing and financial consultant. Mr. Mirsky also served as a director of Builders Transport, Inc., a publicly-held trucking company, from 1992 to 1995, and from 1984 to 1991 served as the Chief Financial Officer and a director of Angio-Medical Corporation, a publicly-held bio-pharmaceutical company co-founded by him which ceased conducting business in 1991.

         Jorge Lazaro, a co-founder of the Company, has been Executive Vice President of the Company since May 1995 and the Secretary and a director of the Company since its inception in September 1993. Mr. Lazaro also served as the President of the Company from December 1994 to May 1995 and as Treasurer of the Company from its inception to December 1994. Mr. Lazaro was also a co-founder of Linette Cosmetics and served as President and a director of Linette Cosmetics from its inception in 1985 until the Linette Merger, and has served as the Secretary and Treasurer and as a director of Lea Cosmetics, Inc. ("Lea Cosmetics") from its inception in October 1992 until the merger of Lea Cosmetics with and into the Company in August 1995. Mr. Lazaro has also served, since 1989, as a director and President of H. Howlin International Inc., a trading company founded by Mr. Lazaro and of which he is the sole shareholder which, until it ceased conducting operations in March 1993, imported and marketed health and beauty aids to the United States market. In addition, since 1991 Mr. Lazaro has served as a director and the Secretary and Treasurer of Lazmar Inc., a company co-founded by him which, until it ceased conducting its day-to-day business operations in July 1993, acted as a distributor of health and beauty aids and fragrances.

         Jack Koegel has served as the Vice Chairman of the Company since September 1995, as the Chief Operating Officer of the Company since June 1997 and as a director of the Company since December 1994. From 1993 until September 1995, Mr. Koegel served as President of Retail Concepts 2000, Inc., a retail consulting company founded by him. Mr. Koegel served as President of Twin Valu Stores (a division of Super Valu Inc.) from 1991 to 1993 and as Executive Vice President of ShopKo Stores/Twin Valu Stores (a division of Super Valu Inc.) from 1989 to 1991.

         Stanley R. Goodman has served as Assistant Secretary of the Company since May 1995 and as a director of the Company since December 1994. Since 1989, Mr. Goodman has been a partner at Goodman & Saperstein, a law firm specializing in statutory and regulatory issues concerning pharmaceuticals, cosmetics and related consumer products. He also served as a director and General Counsel of Beauty Labs from 1987 until the time of its merger with Robern Industries, Inc. in 1992.

         Edward C. Ross has served as a director of the Company since December 1994. Mr. Ross has been a partner in the accounting firm of Finkle, Ross & Rost since 1975. He has also been involved as a principal in various start-up companies as well as established operating businesses, ranging in type from manufacturing to real estate to financial consulting. Mr. Ross is a Certified Public Accountant in New York and New Jersey, and is a member of the American Institute of Certified Public Accountants.

         L. Douglas Bailey has served as a director of the Company since March 1996. Beginning in 1996, Mr. Bailey became the President and Chief Executive Officer of Precision Fixtures and Graphics, a manufacturer of store fixtures, and since 1995 he has served as President of Bailey & Associates, Inc., a consulting firm for the retail industry. Mr. Bailey also serves as a developer for Regent Properties, an industrial property development and management company founded and operated by Mr. Bailey and his wife. From 1993 to 1995, Mr. Bailey served as President of Home Shopping Club, Inc., a subsidiary of Home Shopping Network, Inc. and the operator of Home Shopping Network, a live, customer-interactive retail sales television network, and from 1970 to 1992 served as the Senior Vice President of Eckerd Drug Company, a retail drug store chain. Mr. Bailey also serves as a director of 800 Travel Systems, Inc., a publicly-held discount travel reservations company.

         Carl A. Bellini has served as a director of the Company since May 1997. Since October 1993, Mr. Bellini has served as Executive Vice President and Chief Operating Officer and, from August 1992 to October 1993, Mr. Bellini served as Executive Vice President of Marketing and Stores, of Revco D.S. Inc. ("Revco"), a publicly-held retail drugstore chain which filed a bankruptcy proceeding in

July 1988 and subsequently emerged from bankruptcy in June 1992. Mr. Bellini has also served as a director of Revco since August 1994. From December 1991 to April 1992, Mr. Bellini served as Acting Chief Operating Officer of Standard Brands Paint Co., which filed a bankruptcy proceeding in March 1992 and emerged from bankruptcy during 1993. From June 1989 to June 1991, Mr. Bellini served as President and Chief Executive Officer of Erol's, Inc., a video and electronics chain based in Washington, D.C., and, from December 1987 to June 1989, served as Executive Vice President of Store Operations of Revco. Mr. Bellini also serves as a director of 800 Travel Systems, Inc.

Meetings and Committees of the Board

         The Board of Directors of the Company held eight meetings during 1997 and acted by written consent on two occasions. All directors attended 75% or more of the total number of meetings of the Board and of the committees of which they were members.

         The Executive Committee, the Audit Committee, the Stock Option Committee and the Compensation Committee are the only standing committees of the Board. There is no formal nominating committee; the Board of Directors or the Executive Committee performs this function.

         The Executive Committee, which is currently composed of Mr. Markowitz, its Chairman, and Messrs. Sharp, Mirsky, Lazaro and Koegel, has all the powers of the Board of Directors in the management of the business and affairs of the Company, except as such powers are limited by the New York Business Corporation Law. During 1997, the Executive Committee held five meetings.

         The Audit Committee, which is currently composed of Mr. Ross, its Chairman, and Messrs. Goodman and Koegel, consults with the auditors of the Company and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, makes recommendations as to the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Company as the Board of Directors may assign from time to time. The Audit Committee held two meetings during 1997.

         The Stock Option Committee, which is currently composed of Mr. Goodman, its Chairman, and Mr. Ross, has all of the powers of the Board of Directors, including the authority to issue stock or other securities of the Company, in respect of any matters relating to the administration of the Company's stock option plans (other than the grant of options under the Non-Employee Directors'
Plan). The Stock Option Committee held twelve meetings during 1997.

         The Compensation Committee, which is currently composed of Mr. Markowitz, its Chairman, and Messrs. Goodman and Ross, reviews with the Board of Directors on a periodic basis existing and proposed compensation plans, programs and arrangements for executive officers and other employees. All recommendations regarding compensation arrangements for Mr. Markowitz are made solely by Messrs.

Goodman and Ross. The Compensation Committee held one meeting during 1997.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission within certain time periods and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports furnished to the Company by such Reporting Persons or on the written representations of such Reporting Persons that no reports on Form 5 were required, the Company believes that during the year ended December 31, 1997, all of the Reporting Persons complied with their Section 16(a) filing requirements.

Directors' Compensation

         Each director who is not an employee of the Company was paid $500 for each meeting of the Board of Directors attended by such director during 1997. The Company also reimbursed each such director for all reasonable expenses incurred by him in attending meetings. In addition, non-employee directors of the Company are eligible to participate in the Nonemployee Director's Plan, pursuant to which an aggregate of 300,000 shares of Common Stock may be granted to non-employee directors. Pursuant to such Plan, each non-employee director is automatically granted (i) upon becoming a director of the Company, an option to purchase 5,000 shares of Common Stock and (ii) each year, on the day of the Company's annual meeting of shareholders, an option to purchase 5,000 shares of Common Stock. To date, the Company has granted to Messrs. Bailey, Bellini, Goodman and Ross, pursuant to the Nonemployee Directors' Plan, options to purchase 15,000 shares, 5,000 shares, 25,000 shares and 25,000 shares, respectively.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding the compensation in each of the last three fiscal years of the person who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1997, and the Company's four most highly compensated officers (other than the Chief Executive Officer) who were serving as officers at December 31, 1997 (collectively, the "Named Officers").

                                                                                   Long Term Compensation
                                                                          -------------------------------------
                                        Annual Compensation (1)                  Awards               Payouts
                                   ---------------------------------      -------------------------   --------

                                                           Other
                                                           Annual       Restricted     Securities                 All Other
                                                           Compen-      Stock          Underlying      LTIP       Compen-
Name and Principal       Fiscal                 Bonus      sation       Award(s)       Options/        Payouts    sation
     Position            Year      Salary ($)   ($)        ($)               ($)       SARs(#)           ($)         ($)
--------------------     -----     ----------   -------    ---------    -----------    ----------      ------     ---------

Paul Sharp               1997         93,750     -0-        8,766(2)        -0-         22,500(3)       -0-          -0-
 President and           1996         99,159     -0-        8,628(2)        -0-         22,500(3)       -0-          -0-
 Chief Executive         1995        125,000     -0-        9,427(2)        -0-            -0-(4)       -0-          -0-
 Officer

Harold Markowitz         1997        104,766     -0-       12,060(5)        -0-         22,500(3)       -0-          -0-
 Chairman of the         1996         88,143     -0-       12,434(5)        -0-         22,500(3)       -0-          -0-
 Board                   1995        125,000     -0-       13,889(5)        -0-            -0-(4)       -0-          -0-


Jan S. Mirsky            1997         84,923     -0-        5,554(6)        -0-         17,000(3)       -0-          -0-
 Executive Vice          1996         91,226     -0-        5,554(6)        -0-         17,000(3)       -0-          -0-
 President - Finance     1995        108,365     -0-        1,388(6)        -0-        477,000(7)       -0-          -0-


Jorge Lazaro             1997         93,750     -0-        9,246(8)        -0-         22,500(3)       -0-          -0-
 Executive Vice          1996         99,159     -0-        9,600(8)        -0-         22,500(3)       -0-          -0-
 President and           1995        125,000     -0-        9,600(8)        -0-            -0-(4)       -0-          -0-
 Secretary

Jack Koegel(9)           1997         77,750     -0-       14,400(10)       -0-         50,000(11)      -0-          -0-
 Vice Chairman of        1996         77,885     -0-       14,400(10)       -0-             -0-         -0-          -0-
 the Board and Chief     1995        25,000(12)  -0-       28,600(10)(13)   -0-        390,000(14)      -0-          -0-
Operating Officer

--------------------------

(1) Annual compensation figures for Messrs. Sharp, Markowitz and Lazaro for 1995 include compensation paid to such individuals by the Company and by Linette Cosmetics, which was merged with and into the Company pursuant to the Linette Merger in May 1995.

(2) Represents amounts paid by the Company with respect to an automobile for use by Mr. Sharp in connection with his services to the Company.

(3) On August 18, 1997, the Company adjusted the exercise price of 22,500 outstanding options originally granted to each of Messrs. Sharp, Markowitz and Lazaro on December 26, 1996 and 17,000 outstanding options originally granted to Mr. Mirsky on December 26, 1996. In connection with such repricing, the Company cancelled the outstanding options, each with an exercise price of $5.625, and granted a corresponding number of new options, each with an exercise price of $0.50 (the fair market value of the Common Stock on the date of repricing). See " -- Repricing of Certain Options During Fiscal 1997."

(4) In July 1995, the Company granted to each of Messrs. Sharp, Markowitz and Lazaro, pursuant to the Company's Stock Option Plan, options to purchase an aggregate of 67,500 shares of Common Stock. In September 1995, each such individual agreed to the cancellation of such options by the Company.

(5)      Includes for 1997, 1996 and 1995 (i) $9,900, $10,434 and $10,068,
         respectively, paid by the Company with respect to an automobile for use by Mr. Markowitz in connection with his services to the Company and
         (ii) $2,160, $2,000 and $3,821, respectively, for certain membership fees paid by the Company on behalf of Mr. Markowitz.

(6) Represents amounts paid by the Company with respect to an automobile for use by Mr. Mirsky in connection with his services to the Company.

(7) Includes 477,000 shares underlying options granted to Mr. Mirsky by the Company in July 1995 pursuant to the Stock Option Plan. In September 1995, Mr. Mirsky agreed to the cancellation of additional options to purchase 63,000 additional shares of Common Stock granted to him in July 1995 under the Stock Option Plan.

(8) Represents amounts paid by the Company with respect to an automobile for use by Mr. Lazaro in connection with his services to the Company.

(9) Mr. Koegel was appointed Vice Chairman of the Board in September 1995, and did not serve as an officer or employee of the Company prior to September 1995.

(10)     Includes for 1997, 1996 and 1995 (i) $4,800, $4,800 and $1,200,
         respectively, paid by the Company to Mr. Koegel with respect to medical insurance purchased directly by him and (ii) $9,600, $9,600 and $2,400, respectively, paid by the Company with respect to an automobile for use by Mr. Koegel in connection with his services to the Company.

(11) On July 15, 1997, the Company adjusted the exercise price of 50,000 outstanding options generally granted to Mr. Koegel on September 27, 1995. In connection with such repricing, the Company cancelled the outstanding options, each with an exercise price of $2.75, and granted a corresponding number of new options, each with an exercise price of $1.625 (the fair market value of the Common Stock on the date of repricing). See " -- Repricing of Certain Options During Fiscal 1997."


(12) Represents salary paid to Mr. Koegel pursuant to his employment agreement for the period from October 1, 1995 to December 31, 1995 following his appointment as Vice Chairman of the Company.

(13) Includes $25,000 paid by the Company for the construction of an office for Mr. Koegel in St. Paul, Minnesota.

(14) Includes (i) 15,000 shares underlying an option granted to Mr. Koegel by the Company in July 1995, prior to his becoming Vice Chairman of the Company, pursuant to the Nonemployee Directors' Plan and (ii) 375,000 shares underlying an option granted to Mr. Koegel by the Company in September 1995 pursuant to the Stock Option Plan.

Option/SAR Grants During Fiscal 1997

                  The following table provides information related to options granted to the Named Executive Officers during fiscal 1997. No stock appreciation rights were issued by the Company during fiscal 1997.


                                                             % of Total
                                                            Options/SARs
                                                             Granted to
                            Number of Securities              Employees
                          Underlying Options/SARs             in Fiscal               Exercise or Base           Expiration
         Name                    Granted(#)                     Year                    Price ($/sh)               Date
         ----                    ----------                     ----                    ------------               ----

Paul Sharp                       22,500(1)                      7.4%                       $0.50                 12/25/06

Harold Markowitz                 22,500(1)                      7.4%                       $0.50                 12/25/06

Jan S. Mirsky                    17,000(1)                      5.6%                       $0.50                 12/25/06

Jorge Lazaro                     22,500(1)                      7.4%                       $0.50                 12/25/06

Jack Koegel                      50,000(2)                      16.4%                      $1.625                9/26/05


(1)  Reflects the August 18, 1997 repricing of 22,500, 22,500, 17,000 and 22,500 outstanding options originally granted to Messrs. Sharp, Markowitz, Mirsky and Lazaro, respectively, on December 26, 1996. In connection with such repricing, the Company cancelled the outstanding options and granted a corresponding number of new options. See " -- Repricing of Certain Options During Fiscal 1997."

(2) Reflects the July 15, 1997 repricing of 50,000 outstanding options originally granted to Mr. Koegel on September 27, 1995. In connection with such repricing, the Company cancelled the outstanding options and granted a corresponding number of new options. See " -- Repricing of Certain Options During Fiscal 1997."

Aggregated Option/SAR Exercises During Fiscal 1997 and Year End Option/SAR
Values

     The following table provides information related to options exercised by the Named Executive Officers during fiscal 1997 and the number and value of options and stock appreciation rights held at fiscal year end which are currently exercisable. No stock appreciation rights were exercised during fiscal 1997.


                                                              Number of Securities             Value of Unexercised
                                                             Underlying Unexercised          In-the-Money Options/SARs
                       Shares                                Options/SARs at FY-End               at FY-End ($)(1)
                       Acquired on         Value           -------------------------         --------------------------
   Name                Exercise (#)      Realized($)      Exercisable   Unexercisable       Exercisable    Unexercisable
   ----                ------------      -----------      -----------   -------------       -----------    -------------
Paul Sharp                    -0-            -0-             11,250        11,250             4,922             4,922

Harold Markowitz              -0-            -0-             11,250        11,250             4,922             4,922

Jan S. Mirsky                 -0-            -0-            366,250       127,750             3,719             3,719

Jorge Lazaro                  -0-            -0-             11,250        11,250             4,922             4,922

Jack Koegel                 48,000        132,000(2)         233,250       93,750                 0                 0

--------------------------------

(1) The values of Unexercised In-the-Money Options/SARs represents the aggregate amount of the excess of $.9375, the closing sales price for a share of Common Stock on December 31, 1997, over the relevant exercise price of all "in-the-money" options.

(2) The value realized upon the exercise of such options represents the aggregate amount of the excess of the closing price for a share of Common Stock on the date of such exercise ($5.50 per share), over the exercise price of such options ($2.75 per share).


Repricing of Certain Options During Fiscal 1997

         In July 1997, the Company repriced 50,000 options that had originally been granted to Mr. Koegel, the Vice Chairman of the Board and Chief Operating

Officer of the Company, in September 1995. Pursuant to such repricing, the Company cancelled the outstanding options, each with an exercise price of $2.75 per share, and granted a corresponding number of new options, each with an exercise price of $1.625 per share (representing the fair market value of the Common Stock at the time of the repricing). In August 1997, the Company repriced 22,500, 22,5000, 17,000 and 22,500 options, respectively, that had originally been granted in December 1996 to Mr. Sharp, the President and Chief Executive Officer of the Company, Mr. Markowitz, the Chairman of the Board of the Company, Mr. Mirsky, the Executive Vice President - Finance of the Company, and Mr. Lazaro, the Executive Vice President of the Company. Pursuant to such repricing, the Company cancelled the outstanding options, each with an exercise price of $5.625 per share, and granted a corresponding number of new options, each with an exercise price of $.50 per share (representing the fair market value of the Common Stock at the time of the repricing). The Board of Directors decided to reprice the foregoing options as a result of a long-term decline in the market price of the Company's Common Stock which the Board believed would make it unlikely that any holder would exercise the options at the then existing exercise price. The Board also believed that the purpose behind its grant of such options -- i.e., to act as additional motivation for the Company's officers -- would be undermined by the decline in the price of the Common Stock to a level substantially below the exercise price of the options.


Description of Stock Option Plan

         Pursuant to the Stock Option Plan, as amended, stock options covering an aggregate of 1,850,000 shares of the Company's Common Stock may be granted to employees (including officers), directors, consultants and other persons who perform substantial services for or on behalf of the Company. The Stock Option Plan is administered by the Stock Option Committee (the "Committee"), which is vested with complete authority to administer and interpret the Stock Option Plan, to determine the terms upon which options may be granted, to prescribe, amend and rescind such interpretations and determinations and to grant options. Under the Stock Option Plan, "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to employees (including officers), and non-incentive stock options ("Non-incentive Options") may be granted to employees and to other persons (including directors) who perform substantial services for or on behalf of the Company. Incentive Options and Non-incentive Options are collectively referred to herein as "Options."

         The price at which shares covered by an Option granted under the Stock Option Plan may be purchased pursuant thereto shall be determined by the Committee, but shall be no less than the par value of such shares and no less than the Fair Market Value (as hereinafter defined) of such shares on the date of grant; provided, however, that in the case of Incentive Options, if the optionee directly or indirectly beneficially owns more than 10% of the total combined voting power of all of the outstanding voting stock of the Company (a "10% Holder"), the purchase price shall not be less than 110% of the Fair Market

Value on the date of grant. As used herein, the term "Fair Market Value" means the last sale price of a share of Common Stock as reported by the principal quotation service on which the Common Stock is listed for the date of grant, if available, or, if the last sale prices are not reported, the mean of the high bid and low asked prices of a share of Common Stock as reported by such principal quotation service for the date of grant; provided, however, that if no such report is available for the date of grant, the Fair Market Value shall be the last sale price or the mean of the high bid and low asked prices, as the case may be, on the day next preceding such day for which there was a report; and provided further, however, that if no such representative quotes are available, the Fair Market Value shall mean the amount determined by the Committee to be the fair market value pursuant to any reasonable method in accordance with applicable regulations of the Internal Revenue Service.

         The purchase price of shares issuable upon exercise of an Option granted under the Stock Option Plan may be paid in cash or by delivery of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the exercise price of the option. The Company may also loan the purchase price to the optionee, or guarantee third-party loans to the optionee, on terms and conditions acceptable to the Committee.

         Under the Stock Option Plan, the total number of shares for Common Stock for which options may be granted to any one person in any given calendar year may not exceed 150,000. The Stock Option Plan also provides that the aggregate fair market value of the stock with respect to which Incentive Options are first exercisable by any employee during any calendar year under the Stock Option Plan and all other stock option plans of the Company shall not exceed $100,000. To the extent that the Fair Market Value of the stock with respect to which Incentive Options are first exercisable by any employee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Options which are not Incentive Options. The number of shares covered by an Option is subject to adjustment for stock dividends, stock splits, mergers, consolidations, combinations of shares, reorganizations and recapitalizations.

         The Stock Option Plan provides that Options may be exercised within a period not exceeding ten years after the date of grant, except that the term of any Incentive Options granted to a 10% Holder may not exceed five years from the date of grant. Options are generally non-transferable except by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by him or her. In addition, pursuant to the Stock Option Plan, various limitations may apply to the exercise of Options by optionees whose employment is terminated on retirement, disability or otherwise.


Description of Employment Agreements, Severance Arrangements and Change of Control Arrangements

         Employment Agreements with Messrs. Markowitz, Sharp and Lazaro. On June 30, 1995, the Company entered into identical employment agreements with each of

Messrs. Markowitz, Sharp and Lazaro. Pursuant to such agreements, Messrs. Markowitz, Sharp and Lazaro are employed as the Chairman of the Board, the President and Chief Executive Officer, and an Executive Vice President, respectively, of the Company. The agreements provide that such individuals shall devote substantially all of their working time and attention to the business of the Company. Each such agreement has an initial term of five years commencing July 20, 1995, and shall be automatically renewable for successive one-year periods unless either the Company or the employee elects not to renew his employment. Pursuant to the employment agreements, as amended, Messrs. Markowitz, Sharp and Lazaro received base salaries in 1997 of $104,766, $93,750 and $93,750, respectively, and are each entitled to receive an annual base salary of $125,000 in each year during the remainder of the term of his respective agreement, subject to such increases as shall be approved by the Board of Directors of the Company. The employment agreements also provide that each of Messrs. Markowitz, Sharp and Lazaro will be eligible to participate in any medical insurance, pension, profit sharing or other employment benefit programs generally made available to senior executives of the Company.

         Employment Agreement with Jan Mirsky. On June 30, 1995, the Company entered into an employment agreement with Mr. Mirsky, pursuant to which Mr. Mirsky is employed as the Executive Vice President - Finance of the Company and is to devote substantially all of his working time and attention to the business of the Company. Such agreement, which became effective July 13, 1995, had an initial term of eighteen months, was automatically renewed for a one-year period on each of January 13, 1997 and 1998 and is automatically renewable for successive one-year periods unless either the Company or Mr. Mirsky elects not to renew his employment. Pursuant to the employment agreement, as amended, Mr. Mirsky received a base salary in 1997 of $84,923, and is entitled to receive an annual base salary of $115,000 in each year during the remainder of the term of the agreement, subject to such increases as shall be approved by the Board of Directors of the Company. The agreement further provides that Mr. Mirsky will be eligible to participate in any medical insurance, pension, profit sharing or other employment benefit programs generally made available to senior executives of the Company.

         Employment Agreement with Jack Koegel. Pursuant to the Company's employment agreement with Mr. Koegel, which became effective September 27, 1995, Mr. Koegel is employed by the Company as the Vice Chairman of the Company and, since June 1997, has been employed as the Chief Operating Officer of the Company. The agreement provides that Mr. Koegel is to devote substantially all of his working time and attention to the business of the Company. The agreement provides that services performed by Mr. Koegel shall be rendered in the St. Paul, Minnesota metropolitan area, provided that Mr. Koegel shall be required to travel as reasonably required by the business of the Company. Such agreement has an initial term of thirty-six months and is automatically renewable for successive one-year periods unless either the Company or Mr. Koegel elects not to renew his employment. Pursuant to the employment agreement, as amended, Mr. Koegel received a base salary of $77,750 in 1997, and is entitled to receive an annual base salary of $100,000 in each year during the remainder of the term of the agreement, subject to such increases as shall be approved by the Board of Directors of the Company. The agreement further provides that Mr. Koegel will be eligible to participate in any pension, profit sharing or other employment benefit programs generally made available to senior executives of the Company other than medical insurance benefits. However, the agreement provides that the Company will pay Mr. Koegel $400 per month to cover costs incurred by him in purchasing medical insurance directly. In addition, pursuant to the agreement, the Company provides Mr. Koegel with a monthly automobile allowance of $800 and, in 1995, paid an aggregate of $25,000 for the construction of an office for him in St. Paul, Minnesota.

         Pursuant to the employment agreement, Mr. Koegel was granted an option in September 1995 to purchase an aggregate of 375,000 shares of Common Stock at an exercise price of $2.75 per share. On July 15, 1997, the Company adjusted the exercise price of 50,000 of such options to $1.625 per share. In addition, the agreement provides that, in the event the Company grants options, either under the Stock Option Plan or any other stock option plan adopted by the Company, to Messrs. Markowitz, Sharp, Mirsky and Lazaro during the term of Mr. Koegel's employment, Mr. Koegel shall be entitled to receive a proportionate amount of additional options on such terms as may be established by the Board of Directors.

         Severance Arrangements. Each of the employment agreements with Messrs. Markowitz, Sharp, Lazaro, Mirsky and Koegel provides that the employee's employment shall terminate (i) for "cause" (as defined in each of the respective agreements), (ii) by reason of the employee's disability, resignation or death,
(iii) upon the expiration of the employment agreement in accordance with its terms or (iv) in the event the employee is no longer employed by the Company after a "Change of Control" (as defined below). Each of the agreements further provides that, in the event the employee's employment terminates for any reason (other than termination without cause or in connection with a Change of Control), the employee shall be entitled to receive his annual base salary, and any expense reimbursements, due and owing to him at the time of such termination. In the event the employee is terminated without cause, the employee shall be entitled to receive annual base salary and expense reimbursements then due and owing to him, as well as a lump-sum severance payment in an amount equal to his then annual base salary for the balance of the term of the employment agreement.

         Change of Control Arrangements. Each of the employment agreements with Messrs. Markowitz, Sharp, Lazaro, Mirsky and Koegel provides that, in the event of a Change of Control of the Company, each such employee will be entitled to receive a lump-sum severance payment equal to three times his then annual base salary if he is discharged for any reason (other than for cause) or terminates his employment for "Good Reason" prior to the first anniversary of such Change of Control, and shall be entitled to receive a lump-sum payment equal to his then annual base salary if he voluntarily leaves the employ of the Company for reasons other than discharge or for Good Reason prior to the first anniversary of such Change of Control. As used in the employment agreements, the term "Change of Control" means (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Messrs. Markowitz, Sharp,

Mirsky and Lazaro (and, in the case of Mr. Koegel's employment agreement, Mr. Koegel) or certain related parties and any "person" or "group" solicited by any of such persons or their related parties, (i) becomes the beneficial owner of more than 50% of the total aggregate voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, (ii) acquires all or substantially all of the assets of the Company or (iii) enters into a contract with respect to any of the foregoing, or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors cease for any reason to constitute a majority of the directors then in office, unless such majority of the directors then in office has been elected or nominated by Messrs. Markowitz, Sharp, Mirsky and Lazaro (and, in the case of Mr. Koegel's employment agreement, Mr. Koegel) or certain related parties. In addition, as used in the agreements, the term "Good Reason" means (i) a change in the status or position of the employee which reflects a change from the status and position(s) as were in effect immediately prior to a Change of Control, (ii) the assignment to the employee of any duties or responsibilities which, in the employee's reasonable judgment, are inconsistent with his status or position(s), (iii) the removal of the employee from his current position or reduction in his pay or requiring him to relocate or (iv) the removal of the employee, without his consent, to any location outside of the New York/New

Jersey metropolitan area (or, in the case of Mr. Koegel, the St. Paul, Minnesota metropolitan area) for a continuous period of more than 30 days.


                             CERTAIN TRANSACTIONS

         Immediately prior to the consummation of the Company's initial public offering (the "IPO") in July 1995, Mr. Markowitz, Mr. Sharp and H. Howlin International Inc. ("Howlin"), a company founded by Mr. Lazaro and of which he is currently President and sole shareholder, had outstanding loans to the Company in the amount of $289,667, $189,667 and $289,667, respectively (collectively, the "Shareholder Loans"). In connection with the IPO, $100,000 of each of the Shareholder Loans was converted by the Company into units (the "Conversion Units"), each Conversion Unit consisting (after giving effect to the Share Distribution) of three shares of Common Stock and a warrant to purchase three shares of Common Stock, at the rate of $5.00 per Conversion Unit. The balance of each of the Shareholder Loans was repaid by the Company in March 1996.

         In July 1995, the Company repaid the entire amount outstanding under its then existing borrowing arrangement with a bank. All amounts borrowed by the Company pursuant to this arrangement had been jointly and severally guaranteed by Messrs. Markowitz, Sharp and Lazaro, who had subordinated an aggregate principal amount of $700,000 of the Shareholder Loans to the bank.

         In October 1992, Messrs. Markowitz, Sharp and Lazaro and a fourth individual founded Lea Cosmetics. Immediately prior to the consummation of the IPO in July 1995, each of Messrs. Markowitz, Sharp and Lazaro contributed to the

Company his 20% equity interest in Lea Cosmetics, and the Company acquired from the additional shareholder his 40% interest in Lea Cosmetics (the "Lea Acquisition"). As a result, Lea Cosmetics became a wholly-owned subsidiary of the Company and, in August 1995, was merged with and into the Company. During the period from January 1, 1995 to the date of the Lea Acquisition, the Company purchased approximately $750,000 of merchandise from Lea Cosmetics, which purchases were made on an arm's-length basis.

         Prior to the Linette Merger, the Company and Linette Cosmetics were treated as S Corporations for federal and certain state income tax purposes. As a result, earnings of such companies during such period were taxed directly to Messrs. Markowitz, Sharp and Lazaro, who comprised all of the shareholders of the Company and Linette Cosmetics during such period, rather than to the Company or Linette Cosmetics, as the case may be. On May 17, 1995, the Company declared a distribution payable to such shareholders in an amount equal to the taxes payable on the earnings of the Company during the period from the date of its formation on September 21, 1993 (and, in the case of Linette Cosmetics, from January 1, 1994) to the date of the consummation of the Linette Merger (the "S Corporation Distribution"), such distribution to be payable following the consummation of the IPO after the amount thereof had been determined. In September and October 1995, the Company paid the S Corporation Distribution to Messrs. Markowitz, Sharp and Lazaro in an aggregate amount of approximately $156,250.

         In March 1993, Howlin ceased conducting operations and, in connection therewith, transferred its inventory to the Company pursuant to a consignment arrangement whereby the Company sold the inventory on Howlin's behalf, remitted to Howlin an amount equal to the original cost to Howlin of the goods sold by the Company and retained for its own account any profits received from the sale of such goods. During 1995, the Company purchased from Howlin all inventory then held by the Company pursuant to such arrangement for a purchase price of approximately $13,800, which amount represented the original cost to Howlin of such inventory.

         In March 1993, Lazmar Inc. ("Lazmar"), a company in which Mr. Lazaro owns 50% of the outstanding stock, delivered inventory to the Company pursuant to a consignment arrangement similar to the Company's arrangement with Howlin. During 1995, the Company purchased from Lazmar all inventory then held by it pursuant to such arrangement for a purchase price of approximately $70,000, which amount represented the original cost to Lazmar of such inventory.


         During the fiscal years ended December 31, 1995, 1996 and 1997, the Company sold approximately $59,000, $94,000 and $0, respectively, of merchandise to Revco. Carl A. Bellini, a member of the Company's Board of Directors, is the Executive Vice President, Chief Operating Officer and a director of Revco.


                                PROPOSAL NO. 2

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        AUTHORIZE A REVERSE STOCK SPLIT

General

         The Board of Directors of the Company has unanimously adopted a resolution approving, and recommending to the Company's shareholders for their approval, an amendment to Article FOURTH of the Company's Certificate of Incorporation authorizing a reverse stock split of the Common Stock (a "Reverse Stock Split"). The form of the proposed amendment is annexed to this Proxy Statement as Annex A (the "Reverse Stock Split Amendment").

Reasons for the Reverse Stock Split Amendment

         The Company's Common Stock is listed on the Nasdaq SmallCap Market ("Nasdaq"). The continued listing requirements of Nasdaq for the Common Stock require a company to maintain, among other things, a minimum bid price per share of $1.00. As of the date of this Proxy Statement, the Company is not in compliance with such requirement. On February 27, 1998, Nasdaq wrote the Company requiring the Company to regain compliance with the minimum bid price requirement by May 28, 1998. The Board of Directors believes that the Reverse Stock Split may have the effect of increasing the market price per share of the Common Stock and allowing the Common Stock to continue to be included on the Nasdaq system, although there can be no assurance that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the post-Reverse Stock Split market price can be maintained.

         The Board of Directors has determined that continued listing of the Common Stock on the Nasdaq system is in the best interests of the shareholders. If the Company were removed from the Nasdaq system, trading, if any, would thereafter be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq inclusion requirements or in what are commonly referred to as the "pink sheets." As a result, an investor would find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. In addition, if the Common Stock were removed from the Nasdaq system, it would be subject to so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. Consequently, removal from the Nasdaq system, if it were to occur, could adversely affect the ability or willingness of broker-dealers to sell the Common Stock and the ability of purchasers to sell the Common Stock in the secondary market.

Certain Effects of the Reverse Stock Split

         Pursuant to the Reverse Stock Split, each holder of a certain number of shares of Common Stock, par value $.01 per share ("Old Common Stock"), immediately prior to the effectiveness of the Reverse Stock Split would become the holder of one share of Common Stock, par value $.01 per share ("New Common Stock"). The exact number of shares of Old Common Stock required to receive one share of New Common Stock is called the "Authorized Number" and will be determined by the Board of Directors following approval of the Reverse Stock Split based on market conditions, the likely effect of the Reverse Stock Split on the market price of the Common Stock and other relevant factors. In no event, however, will the Authorized Number be greater than eight.

         The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, holders of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock because they hold a number of shares of Old Common Stock that is not evenly divisible by the Authorized Number will be entitled to receive from the Company a cash payment equal to the fair market value, as determined by the Board of Directors, of any fractional share of New Common Stock resulting from the Reverse Stock Split. The fair market value shall be based on the average of the closing bid prices for the Old Common Stock as reported by the Nasdaq Stock Market on each of the five days preceding the date on which the Reverse Stock Split becomes effective.

         The Company is currently authorized to issue a maximum of 40,000,000 shares of Common Stock and, pursuant to Proposal No. 3 set forth in this Proxy Statement, is seeking to amend the Company's Certificate of Incorporation to authorized the issuance of up to 10,000,000 shares of Preferred Stock. As of the date of this Proxy Statement, there were 8,712,727 shares of Common Stock outstanding. Although the number of authorized shares of Common Stock will not change as a result of the Reverse Stock Split, the number of outstanding shares will be reduced to a number that will be approximately equal to (i) the number of shares of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split, divided by (ii) the Authorized Number. In addition, the Company has reserved approximately 1,593,939 shares of Common Stock for issuance upon exercise of outstanding options and warrants and, upon the effectiveness of the Reverse Stock Split, the exercise price and/or conversion rate of such options and warrants will be proportionately adjusted to give effect to the Reverse Stock Split.

         With the exception of the number of outstanding shares, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, it is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of the Company's shareholders, or any aspect of the Company's business would materially change as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

         The receipt of New Common Stock solely in exchange for Old Common Stock will not generally result in recognition of gain or loss to the shareholders. The adjusted tax basis of a shareholder's New Common Stock will be the same as the adjusted tax basis of the shares of Old Common Stock exchanged therefor, and the holding period of the New Common Stock will include the holding period of the shares of Old Common Stock exchanged therefor. Shareholders who receive cash in lieu of fractional shares will be treated as if they had received such fractional shares and then sold them to the Company, and such shareholders will recognize gain or loss equal to the difference between the amount of cash received and their basis in the Common Stock exchanged. No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.


         The foregoing discussion summarizing certain federal income tax consequences is based on current law and is included for general information only. Shareholders are urged to consult their own tax advisors as to the federal, state, local and foreign tax effects of the Reverse Stock Split in light of their individual circumstances.

Effectiveness of the Reverse Stock Split

         The Reverse Stock Split, if approved by the Company's shareholders, would become effective upon the filing with the Department of State of the State of New York of a Certificate of Amendment of the Company's

Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Annex A. The exact timing of the filing of such Certificate of Amendment will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to the Company and its shareholders, and the Board of Directors reserves the right to delay the Reverse Stock Split Amendment for up to twelve months following shareholder approval thereof. In addition, the Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split Amendment if, at any time prior to filing such Reverse Stock Split Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its shareholders.

         The proposed Reverse Stock Split will become effective on the effective date of the filing of the Reverse Stock Split Amendment (the "Effective Date"). Commencing on the Effective Date, each currently outstanding Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split and any cash which may be payable in lieu of fractional shares. As soon as practicable after the Effective Date, shareholders will be notified as to the effectiveness of the Reverse Stock Split and instructed as to how to surrender their certificates representing Old Common Stock in exchange for certificates representing New Common Stock (and, if applicable, cash in lieu of fractional shares). The Company intends to use its transfer agent, Continental Stock Transfer & Trust Company, as its exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split.

Dissenters' Rights

         Pursuant to the New York Business Corporation Law, the Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the proposed Reverse Stock Split Amendment.

Vote Required for Approval

         The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting, in person or by proxy, is required for approval of the proposed Reverse Stock Split Amendment.

Recommendation of the Board of Directors

         The Company's Board of Directors recommends a vote FOR Proposal No. 2.


                                PROPOSAL NO. 3
                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                         TO AUTHORIZE PREFERRED STOCK


General

         The Board of Directors of the Company has unanimously adopted a resolution approving, and recommending to the Company's shareholders for their approval, an amendment to Article FOURTH of the Company's Certificate of Incorporation to authorize the issuance of up to ten million (10,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock"). The text of the proposed amendment is annexed to this Proxy Statement as Annex B (the "Preferred Stock Amendment").

         The Company's Certificate of Incorporation does not currently authorize the issuance of shares of preferred stock. The Preferred Stock Amendment would vest in the Board of Directors the authority (without further action by the shareholders) to issue up to 10,000,000 shares of Preferred Stock in one or more series, and to fix, by resolution, the voting powers, designations, preferences and relative, optional or other special rights thereof, including the liquidation preferences and the dividend, conversion and redemption rights of each such series.

Reasons for the Preferred Stock Amendment

         The Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible fundings of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without further stockholder action, except as otherwise provided by law.

Possible Effects of Issuance of Preferred Stock

         It is not possible to determine the actual effect of the Preferred Stock on the rights of the shareholders of the Company until such time as the

Board of Directors determines the rights of the holders of a series of Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock, (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights,
(iii) dilution of the equity interests and voting power of holders of Common Stock if the Preferred Stock is convertible into Common Stock and (iv) restrictions upon any distribution of assets to the holders of Common Stock upon liquidation or dissolution of the Company and until the satisfaction of any liquidation preference to the holders of Preferred Stock.

         The Board of Directors will make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the shareholders of the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders of the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such person or entity not to be in the best interests of the shareholders and the Company. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of Common Stock.

Dissenters' Rights

         Pursuant to the New York Business Corporation Law, the Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the proposed Preferred Stock Amendment.

Vote Required for Approval

         The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting, in person or by proxy, is required for approval of the proposed Preferred Stock Amendment.

Recommendation of the Board of Directors

         The Company's Board of Directors recommends a vote FOR Proposal No. 3.

                             STOCKHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 1999, must be received by the Company at 495 River Street, Paterson, New Jersey 07524, Attention: Secretary by December 30, 1998 to be included in the proxy statement and form of proxy relating to that meeting.

                                   AUDITORS

         Representatives of J.H. Cohn LLP are expected to attend the Annual Meeting and, while they are not expected to make a statement, they will have an opportunity to do so if they desire. They will also be available to respond to appropriate questions.


                               OTHER INFORMATION

         The cost of soliciting proxies will be borne by the Company. Following the original mailing of proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's stock to forward proxy soliciting material and annual reports to the beneficial owners of such stock, and the Company will reimburse such record holders for their reasonable expenses incurred in providing such services. As of the date of this Proxy Statement, the Company has not retained the services of a proxy solicitor to assist in the solicitation of proxies.

         A copy of the Company's Annual Report for the fiscal year ended December 31, 1997 is enclosed.



                                 OTHER MATTERS

         The Board of Directors is aware of no other matters that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                                     By Order of the Board of Directors,

                                             Jorge Lazaro
                                             Secretary

Dated:     Paterson, New Jersey
           April __, 1998

                                                                       ANNEX A

                     FORM OF REVERSE STOCK SPLIT AMENDMENT

           Article FOURTH shall be deleted in its entirety and the following shall be substituted in lieu thereof:*

                  FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares of common stock, par value $0.01 per share ("Common Stock"). Upon the filing of this Certificate of Amendment, each [Authorized Number] shares of Common Stock issued and outstanding immediately prior to the filing of this Certificate of Amendment shall be changed and converted into one share of Common Stock. No fractional shares shall be issued by reason of this change and the Corporation shall pay to holders of Common Stock outstanding immediately prior to the filing of this Certificate of Amendment an amount of cash equal to the product of the fraction of a share of Common Stock to which such holder otherwise would be entitled, multiplied by the fair market value, as determined by the Board of Directors of the Corporation, of a share of Common Stock immediately following the filing of this Certificate of Amendment, which fair market value shall be based on the average of the closing bid prices for the Common Stock as reported by the Nasdaq Stock Market on each of the five days preceding the date on which the Reverse Stock Split becomes effective.

* Note: If Proposal No. 3 is also adopted, the amendment would be as set forth in Annex B.

                                                                       ANNEX B

                       FORM OF PREFERRED STOCK AMENDMENT

           Article FOURTH shall be deleted in its entirety and the following shall be substituted in lieu thereof:**

                  FOURTH: (a) The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Fifty Million (50,000,000), consisting of Forty Million (40,000,000) shares of common stock, par value $0.01 per share ("Common Stock"), and Ten Million (10,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock"). Upon the filing of this Certificate of Amendment, each [Authorized Number] shares of Common Stock issued and outstanding immediately prior to the filing of this Certificate of Amendment shall be changed and converted into one share of Common Stock. No fractional shares shall be issued by reason of this change and the Corporation shall pay to holders of Common Stock outstanding immediately prior to the filing of this Certificate of Amendment an amount of cash equal to the product of the fraction of a share of Common Stock to which such holder otherwise would be entitled, multiplied by the fair market value, as determined by the Board of Directors of the Corporation, of a share of Common Stock immediately following the filing of this Certificate of Amendment, which fair market value shall be based on the average of the closing bid prices for the Common Stock as reported by the Nasdaq Stock Market on each of the five days preceding the date on which the Reverse Stock Split becomes effective.

                  (b) The Board of Directors is expressly authorized to provide for the issue of all or any shares of Preferred Stock, without shareholder approval unless otherwise required by applicable law, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating or optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the Business Corporation Law of the State of New York.

** Note: If Proposal No. 2 is also adopted, the italicized language set forth above would be included in the Amendment. If Proposal No. 2 is not adopted, the italicized language set forth above would be deleted from the Amendment.

                                    [FRONT]

PROXY                       SEL-LEB MARKETING, INC.

                              PROXY SOLICITED BY
               THE BOARD OF DIRECTORS OF SEL-LEB MARKETING, INC.
             FOR THE ANNUAL MEETING OF SHAREHOLDERS--MAY 27, 1998


                  The undersigned hereby appoints HAROLD MARKOWITZ, JAN S. MIRSKY and JORGE LAZARO, and each of them, as Proxies, each with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of Common Stock of Sel-Leb Marketing, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company's offices located at 495 River Street, Paterson, New Jersey at 10:00 a.m. (local time) on May 27, 1998, and at any adjournment or postponement thereof.

1.  Election of Directors

               / /  FOR all nominees listed below        / /   WITHHOLD
                    (except as marked to                       APPROVAL to vote
                    the contrary below)                        for all nominees
                                                               listed below

               Harold Markowitz, Paul Sharp, Jan S. Mirsky, Jorge Lazaro, Jack Koegel, Stanley R. Goodman, Edward C. Ross, L. Douglas Bailey and Carl A. Bellini

               (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

                   ---------------------------------------

2.    Approval and adoption of an amendment to the Company's
      Certificate of Incorporation to effect a reverse stock split.

                / / FOR         /  / AGAINST        / / ABSTAIN

3. Approval and adoption of an amendment to the Company's Certificate of Incorporation to authorize the issuance of up to 10,000,000 shares of Preferred Stock, par value $.01 per share.

                / / FOR         /  / AGAINST        / / ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

                  If no direction is given, this proxy will be voted FOR the election of the nominees set forth in Proposal No. 1, FOR Proposal No. 2 and FOR Proposal No. 3.


                      THE BOARD OF DIRECTORS RECOMMENDS A
              VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN
           PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3

     TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                    [BACK]


                                                   Please sign exactly as name
                                             appears at left. When shares are
                                             held by joint tenants, both
                                             should sign. When signing as
                                             attorney, executor,
                                             administrator, trustee or
                                             guardian, please give your full
                                             title as such. If a corporation,
                                             please sign in full corporate
                                             name by president or other
                                             authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             Dated:
                                                   ----------------------------


                                             ----------------------------------
                                             Signature


                                             ----------------------------------
                                             Signature

                                             This Proxy is solicited on behalf
                                             of the Board of Directors.